Exhibit 21.1

IMS Health Holdings, Inc.

Active Subsidiaries

as of March 24, 2014

Name	State or Other Jurisdiction of Incorporation	% Ownership 100% except as noted
HEALTHCARE TECHNOLOGY INTERMEDIATE, INC.	Delaware

HEALTHCARE TECHNOLOGY INTERMEDIATE HOLDINGS, INC.	Delaware

IMS HEALTH INCORPORATED	Delaware

AMUNDSEN PUBLICATIONS L.L.C.	Delaware

APPATURE, INC.	Washington

COORDINATED MANAGEMENT SYSTEMS, INC.	Delaware
Coordinated Management Holdings L.L.C.	Delaware

DATA NICHE ASSOCIATES, INC.	Illinois

ENTERPRISE ASSOCIATES, LLC	Delaware

IMS CHINAMETRIK INCORPORATED	Delaware
IMS Market Research Consulting (Shanghai) Co., Ltd.	China

IMS CHINAMETRIK LIMITED	Hong Kong
Global Crown Investment Limited	Hong Kong
United Research China (Shanghai) Co., Ltd.	China
IMS Meridian Limited	Hong Kong
IMS Meridian Research Limited	British Virgin Islands
Meridian Research Vietnam Ltd.	Vietnam

IMS CONTRACTING & COMPLIANCE, INC.	Delaware

IMS GOVERNMENT SOLUTIONS, INC.	Delaware

IMS HEALTH ASIA PTE. LTD.	Singapore

IMS HEALTH CANADA INC.	Canada

IMS HEALTH CAPITAL	Nevada

IMS HEALTH FINANCE, INC.	Delaware
IMS Trading Management, Inc.	Delaware

IMS HEALTH GROUP LIMITED	United Kingdom
IMS Health HQ Limited	United Kingdom
IMS Holdings (U.K.) Limited	United Kingdom
IMS Health Global Holdings UK Ltd.	United Kingdom
IMS Health Finance UK II Ltd.	United Kingdom
IMS Health UK Investments Ltd.	United Kingdom
IMS Health Finance UK III Ltd.	United Kingdom
Pharma Deals Limited	United Kingdom
IMS Health Limited	United Kingdom
IMSWorld Publications Ltd.	United Kingdom
Cambridge Pharma Consultancy, Ltd.	United Kingdom
Source Informatics Limited	United Kingdom
IMS Health Surveys Limited	United Kingdom
IMS Hospital Group Limited	United Kingdom
IMS (UK) Pension Plan Trustee Company Limited	United Kingdom

IMS HEALTH INDIA HOLDING CORPORATION	Delaware
RX India Corporation	Delaware
IMS Health India Private Limited	India

IMS HEALTH KOREA LTD.	Korea

IMS HEALTH LICENSING ASSOCIATES, L.L.C.	Delaware
Spartan Leasing Corporation	Delaware

IMS HEALTH PHILIPPINES, INC.	Philippines

IMS HEALTH PUERTO RICO INC.	Puerto Rico

IMS HEALTH TAIWAN LTD.	Taiwan

IMS HEALTH TRADING CORPORATION	Delaware
IMS Health Holdings (Pty.) Ltd.	South Africa
IMS Health (Pty.) Ltd.	South Africa
Intercontinental Medical Stastics Kenya Limited	Kenya

IMS HEALTH TRANSPORTATION SERVICES CORPORATION	Delaware

IMS INFORMATION MEDICAL STATISTICS (ISRAEL) LTD.	Israel

IMS JAPAN K.K.	Japan and Delaware

IMS (GIBRALTAR) HOLDING LIMITED	Gibraltar
IMS Health Finance UK I Ltd.	United Kingdom
Ardentia Limited	United Kingdom
Cambridge Pharma Consultancy, Inc.	Delaware
Pharmadat Marktforschumgs Gesellschaft m.b.H.	Austria
IMS Health S.A.	Spain
IMS Cyprus LTD	Cyprus
IMS Netherlands Holding B.V.	Netherlands
IMS Health Limited	Ireland
IMS Health S.P.A.	Italy
IMS Hellas EPE.	Greece
IMS Health, LDA.	Portugal
IMS AB	Sweden
IMS Medical Radar AB	Sweden
IMS Health Sweden AB	Sweden
Pygargus AB	Sweden
PharmEcon AS	Norway
IMS AG	Switzerland
IMS Health Argentina S.A.	Argentina
Phama S.A.	Argentina
IMS Health Marktforschung GmbH	Austria
IMS Health S.P.R.L.	Belgium
IMS Health Consulting bvba	Belgium
Source Belgium sprl	Belgium
IMS Health Bolivia S.R.L.	Bolivia
IMS Health Do Brasil Ltda.	Brazil
IMS Bulgaria E.o.o.D.	Bulgaria
Asesorias IMS Health Chile Limitada	Chile
Operaciones Centralizadas Latinoamericana Limitada	Chile
Intercomunicaciones Y Servicio de Datos Interdata S.A.	Colombia
IMS Adriatic d.o.o. za konzalting	Croatia
IMS Health a.s.	Czech Republic
IMS Republica Dominicana, S.A.	Dominican Republic
Datadina Ecuador S.A.	Ecuador
IMS Health Egypt Limited	Egypt
IMS Health Finance UK V Ltd.	United Kingdom
IMS Health Oy	Finland
Suomen Lääkedata Oy	Finland
IMS Health S.A.S.	France

PR International S.A.S.	France
PR Editions S.A.S.	France
IMS Health Deutschland GmbH	Germany
IMS Health Beteiligungs-gesellschaft mbH	Germany
IMS Health GmbH & Co. OHG	Germany
IMS Software GmbH	Germany
Asserta Centroamerica Medicion de Mercados, S.A.	Guatemala
IMS Health Services Ltd.	Hungary
IMS Health Analytics Services Private Limited	India
PharmARC Consulting Services GmbH	Switzerland
PharmARC Inc.	New Jersey
IMS Health Information and Consulting Services India Private Limited	India
IMS Health Bangladesh Limited	Bangladesh
IMS Health Lanka (Private) Limited	Sri Lanka
PT IMS Health Indonesia	Indonesia
Pharm-Consult Limited Liability Partnership	Kazakhstan
UAB IMS Health	Lithuania
IMS Health Malaysia Sdn. Bhd.	Malaysia
IPP Informacion Promocional y Publicitaria S.A. de C.V.	Mexico
Informations Medicales & Statistiques S.A.R.L.	Morocco
IMS Health B.V.	Netherlands
IMS Health Finance B.V.	Netherlands
IMS Health Norway A/S	Norway
IMS Health Pakistan (Private) Limited	Pakistan
IMS Health Paraguaya S.A.	Paraguay
IMS Health Del Peru S.A.	Peru
IMS Poland Limited Sp.z.o.o.	Poland
IMS Health Consulting Sp.z.o.o.	Poland
IMS Pharmaceutical Services Srl.	Romania
IMS Health LLC	Russia
RMBC Pharma Ltd.	Russia
IMS Information Medical Statistics, spol.s.r.o.	Slovak Republic
Pharmadata s.r.o.	Slovak Republic
IMS Services, pharmaceutical marketing services Ltd.	Slovenia
Mercados Y Analisis, S.A.	Spain
CORE Holding GmbH	Switzerland
CORE Center for Outcomes Research GmbH	Switzerland
IMS Health GmbH	Switzerland
IMS Informatics Holding AG	Switzerland
IMS Informatics AG	Switzerland
M&H Informatics (BD) LTD.	Bangladesh
Interstatistik AG	Switzerland
Datec Industria e Comercio, Distribuidora Grafica e Mala Direta Ltda.	Brazil
IMS Health Tunisia sarl	Tunisia

IMS Health Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	Turkey
IMS Health Uruguay S.A.	Uruguay
IMS Health de Venezuela C.A.	Venezuela

IMS (GIBRALTAR) INVESTMENTS LIMITED	Gibraltar
IMS Bermuda Investments Ltd.	Bermuda
IMS (Gibraltar) Systems Limited	Gibraltar
IMS (Gibraltar) Properties Ltd.	Gibraltar
IMS Bermuda Holdings Ltd.	Bermuda
IMS Health Scottish L.P.	United Kingdom

IMS SERVICES, LLC	Delaware
IMS Health (Australia) Partnership	Australia
IMS Health Australia Holding Pty. Ltd.	Australia
IMS Health Australia Pty. Ltd.	Australia
M-Tag Pty. Limited	Australia
Battaerd Mansley Pty. Ltd.	Australia
IMS Health (N.Z.) Limited	New Zealand

IMS SOFTWARE SERVICES LTD.	Delaware

INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD. (DE)	Delaware

MED-VANTAGE, INC.	Delaware

PHARMETRICS, INC.	Delaware

THE AMUNDSEN GROUP, INC.	Delaware

TTC ACQUISITION CORPORATION	Delaware
The Tar Heel Trading Company, LLC	Pennsylvania

VALUEMEDICS RESEARCH, LLC	Delaware

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